Owens & Minor Reports Third Quarter 2023 Financial Results

Top Line Expansion Led by Healthy Demand in Patient Direct and Medical Distribution

Operating Cash Flow Generation Supported $188 million in Total Debt Reduction

RICHMOND, VA – November 3, 2023 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the third quarter ended September 30, 2023.

Third Quarter Key Highlights:

•Consolidated revenue of $2.59 billion
•Net loss per common share of $(0.08) and adjusted net income per common share of $0.44
•$188 million in total debt pay down and $117 million reduction in net debt

“Our performance in the third quarter is another strong indication that our business strategy and execution are working, and that we are beginning to realize the benefits of the Operating Model Realignment Program. Patient Direct continues to outperform the market, demonstrating the enduring strength of our go-to-market strategies and service offerings. Our Medical Distribution division again produced mid-single digit growth and continues to win new business. While the volatility of demand and pricing for PPE appears to be diminishing, we remain cautious on the long-term trajectory. The Operating Model Realignment Program not only continued to deliver economic benefits, but also enabled us to reassess how we do business every day. We are well on our way to achieving the objectives established when we launched this initiative in the first quarter,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka continued, “Building on the progress we made in the first half of the year, the work we’ve done in the third quarter resulted in significant cash flow, enabling us to further reduce debt and increase our financial flexibility. We continue to align our balance sheet with our corporate strategy to support further investment in high growth categories and technology.”

Financial Summary (1)			YTD	YTD
($ in millions, except per share data)	3Q23	3Q22	2023	2022

Revenue	$2,592	$2,497	$7,678	$7,404

Operating income, GAAP	$23.8	$60.2	$44.5	$196.4
Adj. Operating Income, Non-GAAP	$84.2	$83.4	$193.9	$301.9

Net (loss) income, GAAP	$(6.4)	$12.5	$(59.1)	$80.4
Adj. Net Income, Non-GAAP	$34.1	$31.4	$51.9	$162.5

Adj. EBITDA, Non-GAAP	$134.7	$127.5	$356.2	$413.4

Net (loss) income per common share, GAAP	$(0.08)	$0.16	$(0.78)	$1.05
Adj. Net Income per share, Non-GAAP	$0.44	$0.41	$0.67	$2.13

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

Results and Business Highlights

•Consolidated revenue of $2.59 billion in the third quarter of 2023, an increase of 3.8% as compared to the third quarter of 2022
◦Patient Direct revenue of $648 million, up 9.1% compared to the third quarter of 2022
◦Products & Healthcare Services revenue of $1.94 billion, up 2% versus the prior year period with growth in the Medical Distribution division of 5% partially offset by a decline in Global Products
•Third quarter 2023 operating income of $24 million and Adjusted Operating Income of $84 million
◦Adjusted Operating Income essentially flat with the third quarter of 2022
◦Both Patient Direct and Products & Healthcare Services delivered increases in Segment Income sequentially from the second quarter to the third quarter of 2023
•Generated $157 million of operating cash flow in the third quarter, and $629 million year to date
◦Driven by strong working capital improvement and profitability
•Favorable resolution of the FDA review of facial protection products, clearing the resumption of sales of Halyard face masks and respirators

2023 Financial Outlook

The Company narrowed its outlook for 2023; summarized below:

•Revenue for 2023 to be in a range of $10.3 billion to $10.4 billion

•Adjusted EBITDA for 2023 to be in a range of $535 million to $555 million

•Adjusted EPS for 2023 to be in a range of $1.30 to $1.40

The Company’s outlook for 2023 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2023 financial guidance include:

•Adjusted operating income benefit of at least $30 million from the Operating Model Realignment Program
•Gross margin rate of ~20.5%
•Interest expense of $157 to $160 million
•Adjusted effective tax rate of 27% to 28%
•Diluted weighted average shares of ~77.5 million
•Capital expenditures of $200 to $220 million
•Stable commodity prices
•FX rates as of 9/30/2023

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Third Quarter 2023 Financial Results

Owens & Minor executives will host a conference call for investors and analysts at 8:00 a.m. ET on the same day. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2023 financial performance, our Operating Model Realignment Program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of its business, including the results of our Operating Model Realignment Program and our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio, an Americas-based manufacturing footprint for personal protective equipment and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
Net revenue	$2,591,742	$2,497,401
Cost of goods sold	2,053,244	1,984,122
Gross margin	538,498	513,279
Distribution, selling and administrative expenses	452,583	430,957
Acquisition-related charges and intangible amortization	30,217	21,217
Exit and realignment charges	30,180	1,983
Other operating expense (income), net	1,677	(1,125)
Operating income	23,841	60,247
Interest expense, net	38,127	39,869
Other (income) expense, net	(3,302)	783
(Loss) income before income taxes	(10,984)	19,595
Income tax (benefit) provision	(4,558)	7,098
Net (loss) income	$(6,426)	$12,497

Net (loss) income per common share:
Basic	$(0.08)	$0.17
Diluted	$(0.08)	$0.16

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2023	2022
Net revenue	$7,677,817	$7,404,368
Cost of goods sold	6,122,579	5,985,136
Gross margin	1,555,238	1,419,232
Distribution, selling and administrative expenses	1,356,334	1,122,353
Acquisition-related charges and intangible amortization	74,609	100,628
Exit and realignment charges	74,817	4,879
Other operating expense (income), net	4,991	(5,020)
Operating income	44,487	196,392
Interest expense, net	121,053	87,727
Other (income) expense, net	(843)	2,347
(Loss) income before income taxes	(75,723)	106,318
Income tax (benefit) provision	(16,638)	25,937
Net (loss) income	$(59,085)	$80,381

Net (loss) income per common share:
Basic	$(0.78)	$1.08
Diluted	$(0.78)	$1.05

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$215,191	$69,467
Accounts receivable, net of allowances of $9,196 and $9,063	682,682	763,497
Merchandise inventories	1,084,350	1,333,585
Other current assets	148,046	128,636
Total current assets	2,130,269	2,295,185
Property and equipment, net of accumulated depreciation of $532,399 and $450,286	540,419	578,269
Operating lease assets	300,264	280,665
Goodwill	1,635,010	1,636,705
Intangible assets, net	381,557	445,042
Other assets, net	136,544	150,417
Total assets	$5,124,063	$5,386,283
Liabilities and equity
Current liabilities
Accounts payable	$1,182,408	$1,147,414
Accrued payroll and related liabilities	106,194	93,296
Other current liabilities	443,579	325,756
Total current liabilities	1,732,181	1,566,466
Long-term debt, excluding current portion	2,113,602	2,482,968
Operating lease liabilities, excluding current portion of $85,149 and $76,805	225,208	215,469
Deferred income taxes	45,616	60,833
Other liabilities	120,596	114,943
Total liabilities	4,237,203	4,440,679
Total equity	886,860	945,604
Total liabilities and equity	$5,124,063	$5,386,283

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2023	2022
Operating activities:
Net (loss) income	$(6,426)	$12,497
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	73,652	58,151
Share-based compensation expense	5,742	4,555
Provision for losses on accounts receivable	413	777
Gain on extinguishment of debt	(5,222)	—
Deferred income tax (benefit) provision	(9,557)	1,390
Changes in operating lease right-of-use assets and lease liabilities	1,560	316
Gain on sale and dispositions of property and equipment	(7,899)	(17,228)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,006)	(8,858)
Merchandise inventories	81,406	17,615
Accounts payable	(5,821)	18,075
Net change in other assets and liabilities	39,913	(21,478)
Other, net	2,680	2,709
Cash provided by operating activities	157,435	68,521
Investing activities:
Additions to property and equipment	(47,728)	(47,039)
Additions to computer software	(2,860)	(2,410)
Proceeds from sale of property and equipment	17,916	23,874
Other, net	—	(831)
Cash used for investing activities	(32,672)	(26,406)
Financing activities:
Borrowings under amended Receivables Financing Agreement	127,800	349,900
Repayments under amended Receivables Financing Agreement	(127,800)	(367,900)
Repayments of debt	(191,888)	(1,500)
Financing costs paid	—	(1,123)
Other, net	8,893	575
Cash used for financing activities	(182,995)	(20,048)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(711)	(1,888)
Net (decrease) increase in cash, cash equivalents and restricted cash	(58,943)	20,179
Cash, cash equivalents and restricted cash at beginning of period	309,103	73,029
Cash, cash equivalents and restricted cash at end of period(1)	$250,160	$93,208
Supplemental disclosure of cash flow information:
Income taxes paid, net	$3,708	$7,786
Interest paid	$22,454	$29,472
Noncash investing activity:		—
Unpaid purchases of property and equipment and computer software at end of period	$60,870	$63,158

(1) Restricted cash, as of September 30, 2023 and June 30, 2023 was $35.0 million and $22.8 million, includes amounts held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5. Restricted cash as of September 30, 2023 and June 30, 2023 also includes $18.6 million and $6.4 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net (loss) income	$(59,085)	$80,381
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	216,640	155,438
Share-based compensation expense	17,417	15,765
(Benefit) provision for losses on accounts receivable	(487)	5,289
Gain on extinguishment of debt	(4,379)	—
Deferred income tax (benefit) provision	(16,315)	2,991
Changes in operating lease right-of-use assets and lease liabilities	(1,517)	922
Gain on sale and dispositions of property and equipment	(26,462)	(17,002)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	77,197	7,417
Merchandise inventories	247,057	(6,823)
Accounts payable	46,338	30,424
Net change in other assets and liabilities	122,867	(45,423)
Other, net	9,674	8,666
Cash provided by operating activities	628,945	238,045
Investing activities:
Acquisition, net of cash acquired	—	(1,684,607)
Additions to property and equipment	(140,478)	(109,275)
Additions to computer software	(11,089)	(5,873)
Proceeds from sale of property and equipment	53,645	29,720
Other, net	(418)	(1,670)
Cash used for investing activities	(98,340)	(1,771,705)
Financing activities:
Borrowings under amended Receivables Financing Agreement	476,000	697,700
Repayments under amended Receivables Financing Agreement	(572,000)	(770,700)
Repayments of debt	(270,189)	(3,000)
Proceeds from issuance of debt	—	1,691,000
Borrowings under revolving credit facility, net and Receivables Financing Agreement	—	30,000
Financing costs paid	—	(42,602)
Other, net	74	(41,813)
Cash (used for) provided by financing activities	(366,115)	1,560,585
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(515)	(5,752)
Net increase in cash, cash equivalents and restricted cash	163,975	21,173
Cash, cash equivalents and restricted cash at beginning of period	86,185	72,035
Cash, cash equivalents and restricted cash at end of period(1)	$250,160	$93,208
Supplemental disclosure of cash flow information:
Income taxes (received) paid, net	$(6,798)	$33,568
Interest paid	$101,079	$61,889
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$60,870	$63,158

(1) Restricted cash, as of September 30, 2023 and December 31, 2022 was $35.0 million and $16.7 million, includes amounts held in an escrow account as required by the CMS in conjunction with the BPCI initiatives related to wind-down costs of Fusion5. Restricted cash as of September 30, 2023 also includes $18.6 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,943,467	74.99%	$1,903,356	76.21%
Patient Direct	648,275	25.01%	594,045	23.79%
Consolidated net revenue	$2,591,742	100.00%	$2,497,401	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$19,803	1.02%	$23,781	1.25%
Patient Direct	64,435	9.94%	59,666	10.04%
Acquisition-related charges and intangible amortization	(30,217)		(21,217)
Exit and realignment charges	(30,180)		(1,983)
Consolidated operating income	$23,841	0.92%	$60,247	2.41%

Depreciation and amortization:
Products & Healthcare Services	$20,021		$19,121
Patient Direct	53,631		39,030
Consolidated depreciation and amortization	$73,652		$58,151

Capital expenditures:
Products & Healthcare Services	$5,023		$9,743
Patient Direct	45,565		39,706
Consolidated capital expenditures	$50,588		$49,449

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$5,789,679	75.41%	$5,964,784	80.56%
Patient Direct	1,888,138	24.59%	1,439,584	19.44%
Consolidated net revenue	$7,677,817	100.00%	$7,404,368	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$24,564	0.42%	$174,108	2.92%
Patient Direct	169,349	8.97%	127,791	8.88%
Acquisition-related charges and intangible amortization	(74,609)		(100,628)
Exit and realignment charges	(74,817)		(4,879)
Consolidated operating income	$44,487	0.58%	$196,392	2.65%

Depreciation and amortization:
Products & Healthcare Services	$57,360		$57,325
Patient Direct	159,280		98,113
Consolidated depreciation and amortization	$216,640		$155,438

Capital expenditures:
Products & Healthcare Services	$17,957		$38,804
Patient Direct	133,610		76,344
Consolidated capital expenditures	$151,567		$115,148

Owens & Minor, Inc.
Net (Loss) Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(6,426)	$12,497	$(59,085)	$80,381

Weighted average shares outstanding - basic	76,203	74,905	75,691	74,376
Dilutive shares	—	1,510	—	1,835
Weighted average shares outstanding - diluted	76,203	76,415	75,691	76,211

Net (loss) income per common share:
Basic	$(0.08)	$0.17	$(0.78)	$1.08
Diluted	$(0.08)	$0.16	$(0.78)	$1.05
Share-based awards for the three and nine months ended September 30, 2023 of approximately 1.5 million and 1.6 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net (loss) income and net (loss) income per share to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating income, as reported (GAAP)	$23,841	$60,247	$44,487	$196,392
Acquisition-related charges and intangible amortization (1)	30,217	21,217	74,609	100,628
Exit and realignment charges (2)	30,180	1,983	74,817	4,879
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$84,238	$83,447	$193,913	$301,899
Operating income as a percent of net revenue (GAAP)	0.92%	2.41%	0.58%	2.65%
Adjusted operating income as a percent of net revenue (non-GAAP)	3.25%	3.34%	2.53%	4.08%

Net (loss) income, as reported (GAAP)	$(6,426)	$12,497	$(59,085)	$80,381
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	30,217	21,217	74,609	100,628
Exit and realignment charges (2)	30,180	1,983	74,817	4,879
Other (3)	(4,657)	525	(2,685)	1,574
Income tax benefit on pre-tax adjustments (4)	(15,180)	(4,776)	(35,711)	(25,002)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$34,134	$31,446	$51,945	$162,460

Net (loss) income per common share, as reported (GAAP)	$(0.08)	$0.16	$(0.78)	$1.05
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.28	0.22	0.74	1.01
Exit and realignment charges (2)	0.28	0.02	0.74	0.05
Other (3)	(0.04)	0.01	(0.03)	0.02
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.44	$0.41	$0.67	$2.13

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net (loss) income and total debt to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income, as reported (GAAP)	$(6,426)	$12,497	$(59,085)	$80,381
Income tax (benefit) provision	(4,558)	7,098	(16,638)	25,937
Interest expense, net	38,127	39,869	121,053	87,727
Acquisition-related charges and intangible amortization (1)	30,217	21,217	74,609	100,628
Exit and realignment charges (2)	30,180	1,983	74,817	4,879
Other depreciation and amortization (5)	50,909	43,849	151,635	99,979
Stock compensation (6)	4,616	5,374	15,761	15,593
LIFO credits (7)	(3,660)	(4,957)	(3,253)	(3,331)
Other (3)	(4,657)	525	(2,685)	1,574
Adjusted EBITDA (non-GAAP)	$134,748	$127,455	$356,214	$413,367

September 30,
2023
Total debt, as reported (GAAP)	$2,146,037
Cash and cash equivalents	(215,191)
Net debt (non-GAAP)	$1,930,846

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization includes acquisition-related charges of $9.4 million and $6.9 million for the three months ended September 30, 2023 and 2022 and $11.9 million and $45.2 million for the nine months ended September 30, 2023 and 2022, as well as amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to the Apria Acquisition, including transaction costs necessary to consummate the acquisition, which consisted of investment banking advisory fees and legal fees, director and officer tail insurance expense, severance and retention bonuses, and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) During the three and nine months ended September 30, 2023 exit and realignment charges were $30.2 million and $74.8 million. These charges primarily related to our (1) Operating Model Realignment Program of $24.5 million and $63.9 million, including professional fees, severance and other costs to streamline functions and processes, (2) IT restructuring charges such as converting to common IT systems of $3.3 million and $6.7 million and, (3) other costs associated with strategic initiatives of $2.4 million and $4.1 million for the three and nine months ended September 30, 2023. Exit and realignment charges were $2.0 million and $4.9 million for the three and nine months ended September 30, 2022 and consisted primarily of severance and other charges associated with the reorganization of our segments. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(3) For the three and nine months ended September 30, 2023 other includes gain on extinguishment of debt of $5.2 million and $4.4 million associated with the early retirement of indebtedness of $195 million and $268 million. Additionally, for the three and nine months ended September 30, 2023 and 2022, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).
(4) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(5) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges or acquisition-related charges.
(6) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges or acquisition-related charges.
(7) LIFO credits includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:
Investors
Alpha IR Group
Jackie Marcus or Davis Snyder
OMI@alpha-ir.com

Jonathan Leon
SVP Finance & Treasurer
Investor.Relations@owens-minor.com

Media
Stacy Law
media@owens-minor.com

SOURCE:
SOURCE:
Owens & Minor, Inc.